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                                                                    EXHIBIT 10.1

             INCENTIVE COMPENSATION AGREEMENT FOR CHARLES S. BYRNE
                  FOR THE FISCAL YEAR ENDING DECEMBER 28, 1996

Upon completion of the audit for the fiscal year 1996 and certification of the Company's financial statements for the year, Hytek will pay the following incentive to Charles S. Byrne based upon achievement of the following criteria:

CRITERIA                                                       MAXIMUM INCENTIVE
- -------------------------------------------------------------  -----------------

1. Achieve 1996 original forecast pre-tax profit of $881,000: $6,000

      Achieve additional $810,000 pre-tax profit for 1996
       (total $1,691,000): additional $3,000                          $ 9,000

2.  Achieve additional revenue over the 1996 forecast
     ($6,899K) of $2,000,000 payable in increments:
      Additional $1,000,000 = $3,000
      Additional $2,000,000 = $6,000                                  $ 6,000

3.  Achieve reductions in inventory levels which equate to an annualized inventory turns ratio of four times. (Said
     turns ratio to be calculated by Ernst & Young.)                  $ 3,000
                                                                      -------

        Total Potential Incentive                                     $18,000

Each criteria above is a separate item and will be awarded if such item is achieved. This incentive program is authorized by the Compensation Committee of the Board of Directors as of May 17, 1996.

By:        /s/ Robert Boschert             Accepted:    /s/ Charles S. Byrne
       ----------------------------                   -------------------------
             Robert Boschert                              Charles S. Byrne

           /s/ Edward W. Moose
       ----------------------------
             Edward W. Moose